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                                                                     Exhibit 5.1


                             McCARTER & ENGLISH LLP
                                ATTORNEYS AT LAW
                               FOUR GATEWAY CENTER
                               IOO MULBERRY STREET
                                  P.O. BOX 652
                              NEWARK, NJ O71O1-O652
                                 (973) 622-4444
                            TELECOPIER (973) 624-7O7O

CHERRY HILL, NJ                                                 BOCA RATON, FL
NEW YORK, NY                                                    WILMINGTON, DE
                                                              PHILADELPHIA, PA


                                                          September 19, 2001


Covista, Inc.
150 Clove Rd.
Little Falls, New Jersey 07424

Ladies and Gentlemen:

         In connection with the registration of 2,468,295 shares (the "Shares") of common stock, [no par value] ("Common Stock"), of Covista, Inc., a New Jersey corporation (the "Company"), on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

         Based on the foregoing, it is our opinion that:

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Covista, Inc.
Page 2

         1. The Company is duly incorporated and existing under the laws of the State of New Jersey;

         2.       The Shares have been duly authorized; and

         3. The 2,468,295 shares of Common Stock being sold by the Company, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ McCARTER & ENGLISH, LLP
                                    McCarter & English, LLP